UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2020
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2020, the Board of Directors of Petroteq Energy Corp. (the "Company") appointed Mr. George Stapleton as the Chief Operating Officer of the Company.

As a result, the Company's current directors and officers are as follows:

Name	Position
Alex Blyumkin	Executive Chairman, Interim Chief Executive Officer, and Director
Dr. Gerald Bailey	Director
Robert Dennewald	Director
James Fuller	Director
Mark Korb	Chief Financial Officer
George Stapleton	Chief Operating Officer
Vladimir Podlipskiy	Chief Technology Officer

Mr. Stapleton brings over forty years of experience in all aspects of design, construction, fabrication and project management for onshore and offshore plant and energy infrastructure related projects. Mr. Stapleton spent over 20 years of his career with McDermott, Inc., a premier international engineering, construction and procurement firm. Most recently he held the position of Senior Director for all fabrication operations for McDermott, Inc. in North, Central and South America.

Mr. Stapleton was a Director of E-T Energy Ltd. from 2003-2017 where he was responsible for the definition and development of a pilot program to prove the application of patented environmental remediation technology to the production of bitumen from shallow Athabasca oil sands and managed the design and construction of surface production facilities.

In his capacity as Chief Operating Officer, Mr. Stapleton will be responsible for overseeing all engineering, planning, procurement, project management and day-to-day operations on behalf of the Company including interfacing with existing engineering and operating partners.

In connection with Mr. Stapleton's recruitment and as part of his compensation package with the Company he was awarded 1,000,000 common shares of the Company, and 3,000,000 stock options having an exercise price of CAD$0.085 per share and an expiry date of five years from the date of grant.  The stock options are subject to vesting over eight months.  The 1,000,000 common shares issuable to Mr. Stapleton are subject to approval of the TSX Venture Exchange (the "Exchange").

All securities issued to Mr. Stapleton will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, such securities will be subject to an Exchange four-month hold period.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 18, 2020, the Company issued a news release disclosing the appointment of Mr. George Stapleton as the Company's Chief Operating Officer.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated August 18, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: August 18, 2020	By: /s/Alex Blyumkin Alex Blyumkin Executive Chairman

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